UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2015

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 18, 2015, CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Enghouse Systems Limited, an Ontario corporation (“Parent”), and New Acquisitions Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the terms thereof:

•	Merger Sub has agreed to commence a tender offer (the “Offer”), subject to certain conditions, no later than November 6, 2015, to purchase all the outstanding shares of the Company’s Class A common stock, par value $0.01 per share (“Shares”), at a cash purchase price of $0.61 per Share (the “Offer Price”); and

•	as soon as practicable after the consummation of the Offer and satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” and together with the Offer, the “Transactions”), and the Company will become a direct or indirect wholly owned subsidiary of Parent. In the Merger, each Share remaining outstanding following the consummation of the Offer, other than Shares held by the Company or Parent or their respective subsidiaries (including, with respect to Parent, Merger Sub), or by stockholders of the Company who have properly exercised their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), will be converted into the right to receive, cash in an amount equal to the Offer Price.

The consummation of the Offer is subject to several closing conditions, including (i) that 67% of the issued and outstanding Shares be validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Condition”), and (ii) certain other customary closing conditions. The Transactions are not subject to any financing condition.

Pursuant to the terms of the Merger Agreement, the Company has granted Merger Sub an option (the “Top-Up Option”) to purchase from the Company, at a price per Share equal to the Offer Price, the number of newly issued Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares directly or indirectly owned by Parent and Merger Sub at the time of such exercise, constitutes one Share more than 90% of the outstanding Shares on a fully diluted basis. Merger Sub may only exercise the Top-Up Option, in whole and not in part, at such time when the Minimum Condition is satisfied. Additionally, the number of Top-Up Shares cannot exceed the Shares authorized and unissued or held by the Company in the treasury at the time of the exercise of the Top-Up Option (giving effect to Shares reserved for issuance under any securities convertible into Shares as if such Shares were outstanding).

The Company has agreed to customary covenants governing the conduct of its business, including the operation of its business in the ordinary course until the date the Shares are accepted by Merger Sub. The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposal, subject to fulfillment of certain fiduciary requirements of the Company’s board of directors (the “Board”). The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $800,000.

The Merger Agreement provides that each stock option to purchase Shares (“Stock Options”) and each warrant to purchase Shares (“Warrants”) that is outstanding immediately prior to the effective time of the Merger (the “Effective Time”), whether or not then vested or exercisable, will automatically be canceled by virtue of the Merger. In consideration for the cancellation of such Stock Options and Warrants and in settlement therefor, the Merger Agreement provides that each holder of such Stock Options and Warrants will be entitled to receive an amount in cash (without interest and subject to any applicable withholding of taxes required by applicable law in accordance with the Merger Agreement) equal to (i) the excess, if any, of (a) the Merger consideration per Share over (b) the exercise price per Share previously subject to such Stock Option or Warrant, as applicable, multiplied by (ii) the total number of Shares previously subject to such Stock Option or Warrant, as applicable. The Merger Agreement also provides that each restricted stock unit issued by the Company (“RSUs”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will automatically be canceled by virtue of the Merger. In consideration of the cancellation of such RSUs and in settlement therefor, the Merger Agreement provides that each holder of such RSUs will be entitled to receive an amount in cash (without interest and subject to any applicable withholding of taxes required by applicable law in accordance with the Merger Agreement) equal to the product of (x) the aggregate number of Shares previously subject to such RSU, multiplied by (y) the Merger consideration per Share. Payment of the consideration described in this paragraph will be payable to the holders of cancelled Stock Options, Warrants and RSUs, as applicable, no later than twenty-five calendar days thereafter.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by stockholders of the Company or shareholders of Parent. Neither stockholders of the Company nor any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Factual disclosures about the Company contained in public reports filed with the U. S. Securities and Exchange Commission (the “SEC”) may supplement, update or modify the factual disclosures contained in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Support Agreements

In connection with the Merger Agreement, Parent and Merger Sub have entered into tender and support agreements (each, a “Support Agreement”) with certain stockholders of the Company, including Salah N. Osseiran, a member of the Board and the Company’s largest stockholder, and all directors and certain officers of the Company, representing approximately 74.6% of the issued and outstanding Shares. Pursuant to the Support Agreements, among other things, the signatories thereto have agreed to tender all of their Shares, as well as any additional shares acquired after the date of the Support Agreements, if any, in the Offer promptly following the commencement of the Offer, and in any event no later than ten business days following the commencement of the Offer (or in the case of any Shares directly or indirectly acquired subsequent to such tenth business day, no later than two business days after such acquisition).

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is filed as Exhibit 99.1 hereto.

Item 8.01	Other Events.

On October 18, 2015, the Company issued a joint press release with Parent announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Notice to Investors

The Offer for Shares of the Company referred to in this Current Report on Form 8-K has not yet commenced. This report and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Parent and Merger Sub intend to file with the SEC.

At the time the Offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO (including an offer to purchase, letter of transmittal and related tender offer documents (collectively, the “Tender Offer Statement”)) with the SEC and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (the “Solicitation/Recommendation Statement”). Stockholders of the Company are strongly advised to read the Tender Offer Statement and the related Solicitation/Recommendation Statement because they will contain important information that stockholders should consider before making any decision regarding the Offer. The Tender Offer Statement and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. These documents will be available at no charge on the SEC’s website at http://www.sec.gov. Investors and stockholders may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company at the “Investor Information” section of the Company’s website at http://www.ctigroup.com.

Forward-Looking Statements

This report contains “forward-looking” statements. Forward-looking statements discuss matters that are not historical facts. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or the Board; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (e) any statements using such words as “anticipate”, “believe”, “estimate”, “could”, “should”, “would”, “seek”, “plan”, “expect”, “may”, “predict”, “project”, “intend”, “potential”, “continue”, or similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the Transactions; uncertainties as to how many stockholders will tender Shares in the Offer; the possibility that various closing conditions for the Transactions may not be satisfied or waived; and the effects of disruption from the Transactions making it more difficult to maintain relationships with employees, customers, and other business partners; and other risks and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, as well as the Tender Offer Statement to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company. Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report. All forward-looking statements in this report are qualified in their entirety by this cautionary statement. The Company acknowledges that forward-looking statements made in connection with the Offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995, as amended. The Company is not waiving any other defenses that may be available under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 18, 2015, among Enghouse Systems Limited, New Acquisitions Corporation and CTI Group (Holdings) Inc. (The schedules to the Agreement and Plan of Merger have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.)

99.1*	Form of Tender and Support Agreement, dated as of October 18, 2015, among Enghouse Systems Limited, New Acquisitions Corporation and certain stockholders of CTI Group (Holdings) Inc.

99.2*	Joint Press Release dated October 19, 2015.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI GROUP (HOLDINGS) INC.

Dated: October 19, 2015	By:	/s/ Manfred Hanuschek
Manfred Hanuschek
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 18, 2015, among Enghouse Systems Limited, New Acquisitions Corporation and CTI Group (Holdings) Inc. (The schedules to the Agreement and Plan of Merger have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.)

99.1*	Form of Support Agreement, dated as of October 18, 2015, among Enghouse Systems Limited, New Acquisitions Corporation and certain stockholders of CTI Group (Holdings) Inc.

99.2*	Joint Press Release dated October 19, 2015.

*	Filed herewith.